UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 1, 2011, Websense, Inc. (“Websense,” or the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ending December 31, 2010. A copy of the press release is attached as Exhibit 99.1. The information in this Item and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, whether filed before or after the date hereof, regardless of any general incorporation language in such filing.

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 31, 2011, the Audit Committee of the Company determined that the financial statements included in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Report on Form 10-Q for the period ended September 30, 2007 should no longer be relied upon as a result of an error in the calculation of the Internal Revenue Code Section 481(a) adjustment arising when the Company changed its tax method of accounting for deferred revenue in 2003. The error resulted in the Company reporting overstated deferred tax assets of approximately $5.8 million in its financial statements for fiscal years 2003 through 2008. In 2009, the Company reclassified the amount from deferred tax assets to income tax receivable because of a belief at the time that the amount was related to monthly-to-daily revenue adjustments for fiscal years 2006 through 2008 and, therefore, would be recoverable by amending the Company’s tax returns for those years. The Company subsequently discovered the amount was instead related to an error in the calculation of the deferred tax assets when it changed its tax method of accounting for deferred revenue in 2003. The statute of limitations allowing the Company to amend its 2003 tax return to correct the error and to claim a refund for the 2003 tax year expired in September 2007 thus there is substantial uncertainty as to whether the Company will be able to realize the amount. As a result of this uncertainty, the Company’s 2007 financial statements should have reflected a write-off of the $5.8 million deferred tax asset and its 2008 and 2009 financial statements should have reflected the write-off on its deferred income taxes, income taxes receivable and retained earnings balances.

The Company has not amended (and does not intend to amend) its previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or its Quarterly Report on Form 10-Q for the period ended September 30, 2007 to reflect the restatements described in this Current Report on Form 8-K, and thus the financial statements and related financial statement information contained in those reports should no longer be relied upon. The Company intends to include the necessary restatements to correct the error within its Annual Report on Form 10-K for its 2010 fiscal year, which the Company intends to file on or about February 10, 2011. These corrections will also include related adjustments to reflect the write-off on the deferred income taxes, income taxes receivable and retained earnings balances in the Company’s consolidated balance sheets and consolidated statements of stockholders’ equity for the years ended December 31, 2008 and 2009.

The Audit Committee and management have discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which represent the Company’s expectations or beliefs concerning various future events, may contain words such as “may”, “will”, or “intends”, or other words indicating future results. Such statements may include but are not limited to statements concerning amendments to the Company’s previously filed Annual or Quarterly Reports, information included in the Company’s financial statements, and the intended filing date of the Company’s Annual Report on Form 10-K. The potential risks and uncertainties associated with these forward-looking statements include risks related to the Company’s internal controls, its compliance with regulations, accounting principles and public disclosure, and other risks and uncertainties described in its public filings with the Securities and Exchange Commission, available at www.websense.com/investors. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonus Programs

On January 27, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the terms of the 2011 Bonus Program applicable to the Chief Executive Officer (the “CEO”), the President (the “President”), and the non-sales Senior Vice Presidents (the “SVPs”) of the Company (the “Management Bonus Program”). The Committee also approved the terms of the 2011 EVP of Worldwide Sales Bonus Program applicable to the Executive Vice President of Worldwide Sales (the “EVP”) of the Company (the “EVP Bonus Program,” and together with the Management Bonus Program, the “Bonus Programs”). Awards granted under the Bonus Programs shall be granted under the Company’s 2009 Equity Incentive Plan (the “Plan”).

Under the Management Bonus Program, the CEO is eligible for a target bonus amount equal to 100% of his base salary paid during 2011, the President is eligible for a target bonus amount equal to 75% of his base salary paid during 2011, and the SVPs are eligible for target bonus amounts equal to 50% of their respective base salaries paid during 2011 (collectively, the “Management Target Bonuses”). The actual amounts of the Management Target Bonuses earned are based on the Company’s achievement of certain performance goals established by the Committee near the beginning of the fiscal year and communicated in writing to each participant. The performance goals are related to (i) annual billings and (ii) annual non-GAAP operating income. Sixty percent of each Management Target Bonus is earned if the Company meets its annual billings goal while the other forty percent is earned if the Company meets its annual non-GAAP operating income goal. The two performance goals are measured independently and achievement of at least 80% of a goal is required for any payment of the portion of a Management Target Bonus that is based on achievement of that goal. At 80%, each individual earns 0% of the target payment for that goal, and at 110% or more, each individual earns 150% of the target payment for that goal. The bonus awards are prorated for goal achievement between 80% and 100% and between 100% and 110% of the annual billings goal or annual non-GAAP operating income goal on a straight line interpolation, and no additional payments are made for any achievement in excess of 110%. The Committee may reduce the bonus awards in its discretion.

Under the EVP Bonus Program, the EVP is eligible for a target bonus amount equal to 100% of his base salary applicable for each fiscal quarter during 2011 (the “EVP Target Bonuses”). The actual amounts of the EVP Target Bonuses earned are based on the Company’s achievement of certain performance goals established by the Committee near the beginning of each fiscal quarter and communicated in writing to the EVP. The performance goals are related to (i) quarterly billings and (ii) quarterly non-GAAP operating income. Seventy percent of each EVP Target Bonus is earned if the Company meets its applicable quarterly billings goal and thirty percent of each EVP Target Bonus is earned if the Company meets its applicable quarterly non-GAAP operating income goal. The two performance goals are measured independently and achievement of at least 80% of a goal is required for any payment of the portion of an EVP Target Bonus that is based on achievement of that goal. At 80%, the EVP earns 0% of the target payment, and at 110% or more, the EVP earns 150% of the target payment for that goal, except that an amount in excess of 150% of the target payment for the billings goal shall be paid for achievement of the billings goal above 110%. In no event, however, can the aggregate amount of the EVP Target Bonuses exceed $5,000,000, as provided in the Plan. The EVP Target Bonuses are prorated for goal achievement between 80% and 100% and between 100% and 110% (and in the case of the billings goal, achievement above 110%) of a quarterly goal on a straight line interpolation. No additional payments are made for achievement of the quarterly non-GAAP operating income goals in excess of 110%. The Committee may reduce the bonus awards in its discretion.

The foregoing summary of the Bonus Programs does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Programs, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Retirement of COO

On February 1, 2011, the Company announced that Douglas C. Wride plans to retire as Chief Operating Officer of the Company effective on February 15, 2011. Mr. Wride’s duties will be assumed by current members of management.

The Company also entered into a retirement agreement with Mr. Wride, dated January 31, 2011 (the “Agreement”). Under the Agreement, Mr. Wride will receive, as required by law, all accrued salary and all accrued and unused vacation earned through February 15, 2011 (the “Retirement Date”), subject to standard payroll deductions and withholdings. In consideration for normal and customary releases and waivers, Mr. Wride will be eligible to exercise until December 31, 2011 any vested stock options as of the Retirement Date, instead of being permitted only 90 days to exercise his vested options as of the Retirement Date per the terms of the Company’s stock plans.

The foregoing is a summary description of the terms and conditions of the Agreement and is qualified in its entirety by the text of the Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Number	Description

10.1	2011 Management Bonus Plan

10.2	2011 EVP of Worldwide Sales Plan

10.3	Douglas Wride Retirement Agreement, dated January 31, 2011

99.1	Press release issued by Websense, Inc. on February 1, 2011 relating to financial results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: February 1, 2011	/s/ Arthur S. Locke
Arthur S. Locke III
Sr. Vice President and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Number	Description

10.1	2011 Management Bonus Plan

10.2	2011 EVP of Worldwide Sales Plan

10.3	Douglas Wride Retirement Agreement, dated January 31, 2011

99.1	Press release issued by Websense, Inc. on February 1, 2011 relating to financial results.